UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015 (December 9, 2014)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-35334	45-2714747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Each of Rentech, Inc. (“Rentech”) and Rentech Nitrogen Partners, L.P. (“Rentech Nitrogen”) is filing this Amendment No. 1 on Form 8-K/A to its respective Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2014 (the “Form 8-K”) to provide supplementary information regarding Mr. Keith B. Forman’s compensation arrangements, which have now been finalized. Mr. Forman was appointed as Chief Executive Officer and President of Rentech and Chief Executive Officer of the general partner of Rentech Nitrogen effective December 9, 2014, and he also joined the Board of Rentech on the same date. Except as described in this Explanatory Note, no other information in the Form 8-K is modified or amended hereby.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On December 30, 2014, Rentech entered into an employment agreement with Mr. Forman (the “Employment Agreement”), pursuant to which he will receive an annual salary of $200,000. Mr. Forman will not be eligible for a cash bonus in 2015. Rentech’s Board will reevaluate the appropriateness of providing an annual cash incentive opportunity for periods beginning after 2015. In connection with the Employment Agreement, Mr. Forman received (i) an inducement award of performance share units (“PSUs”) pursuant to an Inducement Total Shareholder Return Performance Share Award (the “PSU Agreement”) and (ii) an inducement grant of an option to purchase shares of Rentech’s common stock pursuant to an Inducement Stock Option Grant Notice and Stock Option Agreement (the “Option Agreement”).

Under the terms of the PSU Agreement, Rentech’s total shareholder return (“TSR”) over a period of up to four years must be at least 50 percent for any shares to be earned under the award. The TSR must be at least 100 percent in order for Mr. Forman to earn the target of 1,008,265 shares. Mr. Forman is entitled to earn the PSUs based on Rentech’s TSR as measured initially on the third anniversary of December 9, 2014 (the “Vesting Start Date”). Subject to Mr. Forman’s continued employment, he may earn 50 percent to 200 percent of the target PSUs for a TSR between 50 percent and 200 percent on the third anniversary of the Vesting Start Date. Any PSUs that have not been earned on the third anniversary may vest on the fourth anniversary based on the TSR over the full four-year period. Upon any vesting, each PSU that has been earned will be settled for one share of common stock.

Under the terms of the Option Agreement, Mr. Forman may purchase up to 1,102,491 shares of Rentech’s common stock at an exercise price of $1.24 per share. Twenty-five percent of the options will vest on December 9, 2015, and the balance will vest in equal monthly increments thereafter for the following three years. The Option Agreement has a five-year term.

The equity awards were each approved by the Compensation Committee of Rentech’s Board of Directors and ratified by the full Rentech Board as an inducement material to Mr. Forman entering into employment with Rentech. The inducement awards were granted in accordance with NASDAQ Listing Rule 5635(c)(4).

Under the Employment Agreement, Mr. Forman is entitled to participate in any benefit plans which Rentech makes generally available to its senior executives. Either Mr. Forman or Rentech may terminate the Employment Agreement at any time. In the event that Mr. Forman incurs a “Separation from Service” (as defined in the Employment Agreement) due to a termination of Mr. Forman’s employment by Rentech without Cause or by Mr. Forman for Good Reason (in each case as defined in the Employment Agreement), and Mr. Forman ceases upon such Separation from Service to provide any services to Rentech, then, subject to Mr. Forman’s execution and non-revocation of a release, Rentech will pay Mr. Forman an amount equal to the greater of two times his base salary as in effect on the date of termination or $1,000,000 (which amount will be reduced to $400,000 if such termination occurs within six months of the effective date of the Employment Agreement), payable in substantially equal installments over a period of two years from Mr. Forman’s Separation from Service.

A portion of Mr. Forman’s non-equity compensation will be allocated to, and reimbursed to Rentech by, Rentech Nitrogen based on a good faith estimate of the percentage of Mr. Forman’s time attributable to services performed for Rentech Nitrogen.

The descriptions in this report do not purport to be complete summaries of the Employment Agreement, the PSU Agreement and the Option Agreement. The summaries in this report are qualified in their entirety by reference to complete agreements, which agreements are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 10.1	Employment Agreement, entered into as of December 30, 2014 and effective as of December 9, 2014, by and between Rentech, Inc. and Keith B. Forman.

Exhibit 10.2	Inducement Total Shareholder Return Performance Share Award entered into as of December 30, 2014 by and between Rentech, Inc. and Keith B. Forman.

Exhibit 10.3	Inducement Stock Option Grant Notice and Stock Option Agreement entered into as of December 30, 2014 by and between Rentech, Inc. and Keith B. Forman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 6, 2015	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel

RENTECH NITROGEN PARTNERS, L.P., a Delaware limited Partnership

	By:	Rentech Nitrogen GP, LLC
	Its:	General Partner

Date: January 6, 2015	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel